[LOGO] Tupperware Brands Corporation

World Headquarters
14901 S. Orange Blossom Trail
Orlando, FL  32837                                      News Release

Mailing Address:
Post Office Box 2353
Orlando, FL  32802-2353

CONTACT: Teresa Burchfield (407) 826-4560

   Tupperware Brands Reports Third Quarter Profit Significantly Higher in All
                      Segments on 15 Percent Sales Increase

      ORLANDO, FL, October 23, 2007 -- Tupperware Brands (NYSE:TUP) today reported third quarter 2007 results as follows:

      Third Quarter Summary

            >> Sales up 15% as reported and 10% in local currency to $454.7 million

                        o     Tupperware segments up 11% in local currency

                        o     Beauty segments up 10% in local currency

            >> GAAP diluted EPS of 11 cents, versus 22 cents last year, including (after tax):

                        o Costs associated with implementing new credit agreement of $6.2 million, 10 cents

                        o Purchase accounting intangibles and goodwill impairment of $9.7 million, 15 cents

                        o Acquired intangible asset amortization of $2.3 million, 4 cents

                        o Re-engineering and impairment charge expenses of $1.8 million, 3 cents

                        o     Gain from land sales of $3.4 million, 6 cents

                        o 5 cent benefit versus 2006 from stronger foreign currencies

                        o Tax benefit of $2.1 million versus $4.7 million benefit from taxes in 2006

            >> Diluted EPS, after adjustments, up 85% to 37 cents from 20 cents in 2006, and above high end of guidance range of 24 cents (see detail in Non-GAAP Financial Measures Reconciliation Schedule)

      YTD Summary

            >> Sales up 12% as reported and 8% in local currency to $1.4 billion

                        o     Tupperware segments up 8% in local currency

                        o     Beauty segments up 8% in local currency

            >> GAAP diluted EPS of 99 cents including 11 cents benefit from foreign exchange versus last year EPS of 89 cents

            >>    Diluted EPS after adjustments up 26% to $1.32

                                                                          (more)

      "Another quarter of strong sales and earnings reaffirms that our strategic growth initiatives are making a significant positive impact in the markets" said Rick Goings, Chairman and CEO. "Overall our local currency sales increase was 10%, reflecting 20% higher sales in the emerging markets, which accounted for 46% of sales. Sales in our established markets were up slightly, reflecting significant increases by several businesses, but a double-digit decrease in Germany," Goings continued.

      Tupperware Brands will conduct a conference call tomorrow, Wednesday, October 24, at 9:30 am Eastern time. The conference call will be webcast and archived, along with a copy of this news release on www.tupperwarebrands.com.

      Third Quarter Highlights

                            Tupperware Brand Segments

      All three Tupperware segments had sales growth over last year both as reported and in local currency. The strongest growth continued to come from the Asia Pacific and Tupperware North America segments with both achieving double digit local currency sales increases. Australia and Japan reported over 20% sales growth in local currency. The United States achieved its fifth consecutive growth quarter. Europe had strong sales increases in Russia and South Africa, partially offset by Germany, which continued to struggle with the size and productivity of its sales force.

      Excluding adjustments, local currency profit increased 50% in the Tupperware segments, led by the United States, Australia, Russia, South Africa, China and Indonesia, partially offset by a decrease in Germany.

                                Beauty Segments

      Fuller Mexico, BeautiControl and Central and South America had strong sales growth leading to a double digit local currency sales increase in both the beauty segments in total. Profit in the beauty segments was up over 100% in local currency a result of the higher sales, timing of expenses in Fuller Mexico, and improved value chains in the Philippines businesses.

Outlook

         "Tupperware Brands' new era as a global portfolio of direct selling companies continued to have a positive impact on the strength of the overall business, leading us to raise our full year guidance once again," said Rick Goings, Chairman and CEO.

      2007 Full Year

            >> Sales up 7% in local currency to $1.93 - $1.94 billion, including $67 million in positive foreign exchange

            >> GAAP EPS of $1.70 to $1.75 vs. $1.54 last year, including (after tax):

                        o Costs associated with implementing new credit agreement of $6.2 million

                        o Purchase accounting intangibles and goodwill impairment of $9.7 million

                        o Gains from land sales and insurance recovery of $6.2 million

                        o Re-engineering and impairment charge expenses of $6.0 million

                        o Acquired intangible asset amortization of $9.3 million

            >> EPS of $2.10 to $2.15 vs. $1.79 last year and previous guidance range of $2.00 - $2.05, after adjustments. Items to note:

                        o 18-20 cents positive foreign exchange, up 1-cent from previous guidance

                        o     Unallocated costs of $40 to $41 million

                        o Pre-tax income up 33-35%, including 11 percentage point benefit from foreign exchange

                                                                          (more)

                        o Significantly higher effective tax rate versus 2006, of about 20%

                        o Dilution of 5-6 cents coming from the impact of a higher number of shares related to stock options

Segment Outlook

      Guidance for the segments has not changed significantly. For the full year the local currency sales outlook for the Tupperware segments is for Europe to be up slightly and Asia Pacific and North America to be up in the low double-digits. Both of the beauty segments local currency sales are expected to be up 7%.

      Full year profit is expected to be up slightly in Europe. The return on sales in Asia Pacific is expected to be 17-18%, in North America 6-7%, in Beauty North America 15-16% and beauty other is expected to have a loss smaller than the 2006 loss of $5.3 million.

      2007 Fourth Quarter

            >> Sales up 4-6% in local currency to $530 - $540 million, including $23 million in positive foreign exchange

            >> GAAP diluted EPS of 71 to 76 cents vs. 65 cents last year including (after tax):

                        o     Re-engineering costs of $2.0 million

                        o Acquired intangible asset amortization of $2.3 million

            >> Diluted EPS of 78 to 83 cents vs. 75 cents last year, excluding re-engineering costs and acquired intangible asset amortization:

                        o Pretax income up in the high teens, in local currency, from higher segment profit and lower interest expense

                        o Effective tax rate of about 20% compared with 10% in 2006

                        o     6-8 cents from positive foreign exchange versus
                              2006

                        o 2-3 cents dilution from increased average diluted shares outstanding

      Tupperware Brands Corporation is a portfolio of global direct selling companies, selling premium innovative products across multiple brands and categories through an independent sales force of 2.0 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

      The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks which are more fully described in our Annual Report on Form 10-K for the year ended December 30, 2006 and other reports on file with the Securities and Exchange Commission. The Company does not intend to regularly update forward-looking information.

                                                                          (more)

      Non-GAAP Financial Measures

      The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware Brands' primary operations, and to assist readers in evaluating performance and analyzing trends across periods.

      The non-GAAP financial measures exclude land sale and insurance gains; re-engineering costs; purchase accounting intangible asset amortization; purchase accounting intangible asset and goodwill impairment costs; and costs associated with terminating the Company's previous credit agreement. While the Company is engaged in a multi-year program to sell land adjacent to its Orlando, Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company's primary business operation. Additionally, gains recognized in any given period are not indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded as indicated. Further, the Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

      The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting write-up of the carrying value of depreciable assets and certain definite-lived intangible assets, primarily the value of independent sales forces, recorded in connection with the Company's December 2005 acquisition of the direct selling businesses of Sara Lee Corporation. The amortization expense related to these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. Similarly in connection with its annual evaluation of the carrying value of acquired intangible assets and goodwill, the Company has recognized an impairment charge in the third quarter of 2007. The Company believes that both of these types of non-cash charges will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes.

      Finally, in the third quarter of 2007, the Company entered into a new credit agreement, which triggered the non-cash write off of previously deferred debt costs and costs associated with the settlement of floating-to-fixed interest rate swaps that were hedging the borrowings under the previous agreement. These costs are also not expected to be incurred in most reporting periods and for comparison purposes have also been excluded from the indicated financial information.

                                       ###

                          TUPPERWARE BRANDS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                               13 Weeks Ended  13 Weeks Ended  39 Weeks Ended  39 Weeks Ended
                                                September 29,   September 30,   September 29,  September 30,
(In millions, except per share data)                 2007            2006            2007           2006
                                               --------------  --------------  --------------  --------------
Net sales                                         $   454.7       $   394.9       $ 1,404.5      $ 1,257.2
Cost of products sold                                 160.9           140.0           489.7          440.6
                                                  ---------       ---------       ---------      ---------
Gross margin                                          293.8           254.9           914.8          816.6

Delivery, sales and administrative expense            260.9           243.8           790.7          727.0
Re-engineering and impairment charges                   3.0             2.1             6.6            4.8
Impairment of goodwill and intangible assets           11.3              --            11.3             --
Gains on disposal of assets                             5.6            11.0            10.2           11.0
                                                  ---------       ---------       ---------      ---------
Operating income                                       24.2            20.0           116.4           95.8

Interest income                                         0.8             2.4             2.8            7.0
Interest expense                                       19.8            13.6            42.5           41.4
Other expense                                           0.4             0.4             1.9            0.6
                                                  ---------       ---------       ---------      ---------
Income before income taxes                              4.8             8.4            74.8           60.8
Provision for (benefit from) income taxes              (2.1)           (4.7)           12.8            6.5
                                                  ---------       ---------       ---------      ---------
Net income                                        $     6.9       $    13.1       $    62.0      $    54.3
                                                  =========       =========       =========      =========

Net income per common share:

Basic earnings per share:                         $    0.11       $    0.22       $    1.02      $    0.90

Diluted earnings per share:                       $    0.11       $    0.22       $    0.99      $    0.89

                          TUPPERWARE BRANDS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

(Amounts in millions, except per share)

                                                  13 Weeks      13 Weeks
                                                   Ended         Ended       Reported      Restated     Foreign
                                               September 29, September 30,      %             %         Exchange
                                                   2007          2006 *      Inc (Dec)     Inc (Dec)     Impact
                                               ------------- -------------   ---------     ---------    --------
Net Sales:
       Europe                                     $ 138.8       $ 120.8            15             6      $   9.5
       Asia Pacific                                  74.5          59.0            26            20          3.1
       TW North America                              71.6          64.7            11            10          0.2
       Beauty North America                         109.8         100.2            10            10           --
       Beauty Other                                  60.0          50.2            19            11          4.0
                                                  -------       -------                                  -------

                                                  $ 454.7       $ 394.9            15            10      $  16.8
                                                  =======       =======                                  =======

Segment profit (loss):
       Europe                                     $  10.2       $   5.3            95            72      $   0.7
       Asia Pacific                                  13.6           7.4            84            67          0.7
       TW North America                               5.0           4.1            22            23           --
       Beauty North America                          14.3           8.7            65            65           --
       Beauty Other                                  (0.4)         (5.1)          (92)          (92)        (0.4)
                                                  -------       -------                                  -------

                                                  $  42.7       $  20.4             +            99      $   1.0
                                                  =======       =======                                  =======

Unallocated expenses                                (10.2)         (9.7)            6
Other income                                          5.6          11.0           (50)
Re-engineering and impairment charges                (3.0)         (2.1)           43
Impairment of goodwill and intangible assets        (11.3)           --             +
Interest expense, net                               (19.0)        (11.2)           70
                                                  -------       -------

Income before taxes                                   4.8           8.4           (42)
Provision for (benefit from) income taxes            (2.1)         (4.7)          (57)
                                                  -------       -------
Net income                                        $   6.9       $  13.1           (48)
                                                  =======       =======

Net income per common share (diluted)             $  0.11       $  0.22           (50)

Weighted average number of diluted shares            62.9          60.9

                                                 39 Weeks     39 Weeks
                                                  Ended         Ended        Reported      Restated      Foreign
                                               September 29, September 30,      %             %         Exchange
                                                   2007         2006 *       Inc (Dec)     Inc (Dec)     Impact
                                               ------------- -------------   ---------     ---------    --------
Net Sales:
       Europe                                     $ 479.3       $ 439.6             9             2      $  28.6
       Asia Pacific                                 200.5         165.7            21            17          5.9
       TW North America                             215.7         189.4            14            14          0.2
       Beauty North America                         336.1         311.9             8             8         (0.8)
       Beauty Other                                 172.9         150.6            15             8         10.2
                                                  -------       -------                                  -------

                                                  $1,404.5      $1,257.2           12             8      $  44.1
                                                  =======       =======                                  =======

Segment profit (loss):
       Europe                                     $  63.8       $  58.8             9             2      $   4.0
       Asia Pacific                                  31.2          19.8            58            45          1.7
       TW North America                              14.5           5.7             +             +          0.1
       Beauty North America                          48.3          41.7            16            16         (0.1)
       Beauty Other                                  (7.5)        (11.9)          (36)          (38)        (0.5)
                                                  -------       -------                                  -------

                                                  $ 150.3       $ 114.1            32            26      $   5.2
                                                  =======       =======                                  =======

Unallocated expenses                                (28.1)        (25.1)           12
Other income                                         10.2          11.0            (8)
Re-engineering and impairment charges                (6.6)         (4.8)           38
Impairment of goodwill and intangible assets        (11.3)           --             +
Interest expense, net                               (39.7)        (34.4)           16
                                                  -------       -------

Income before taxes                                  74.8          60.8            23
Provision for (benefit from) income taxes            12.8           6.5            99
                                                  -------       -------
Net income                                        $  62.0       $  54.3            14
                                                  =======       =======

Net income per common share (diluted)             $  0.99       $  0.89            11

Weighted average number of diluted shares            62.6          61.1

* Prior period data has been reclassified to conform with current year presentation.

                          TUPPERWARE BRANDS CORPORATION
                                 RECONCILIATION

(In millions except per share data)

                                                  13 Weeks Ended September 29, 2007        13 Weeks Ended September 30, 2006
                                                 Reported        Adj's      Excl Adj's    Reported        Adj's     Excl Adj's
                                                 --------      --------     ----------    --------      --------    ----------
Segment profit (loss)
Europe                                           $   10.2      $    0.2a     $  10.4      $    5.3      $    0.5a    $    5.8
Asia Pacific                                         13.6           0.5a        14.1           7.4           1.0a         8.4
TW North America                                      5.0            --          5.0           4.1            --          4.1
Beauty North America                                 14.3           1.5a        15.8           8.7           2.8a        11.5
Beauty Other                                         (0.4)          1.2a         0.8          (5.1)          2.1a        (3.0)
                                                 --------      --------     --------      --------      --------     --------
                                                     42.7           3.4         46.1          20.4           6.4         26.8

Unallocated expenses                                (10.2)           --        (10.2)         (9.7)          0.1b        (9.6)
Other income                                          5.6          (5.6)c         --          11.0         (11.0)c         --
Re-eng and impairment charges                        (3.0)          3.0d          --          (2.1)          2.1d          --
Impairment of goodwill and intangible assets        (11.3)         11.3e          --            --            --           --
Interest expense, net                               (19.0)          9.6f        (9.4)        (11.2)           --        (11.2)
                                                 --------      --------     --------      --------      --------     --------
Income before taxes                                   4.8          21.7         26.5           8.4          (2.4)         6.0
Provision for  income taxes                          (2.1)          5.1g         3.0          (4.7)         (1.1)g       (5.8)
                                                 --------      --------     --------      --------      --------     --------
Net income                                       $    6.9      $   16.6     $   23.5      $   13.1      $   (1.3)    $   11.8
                                                 ========      ========     ========      ========      ========     ========

Net income per common share (diluted)            $   0.11      $   0.26     $   0.37      $   0.22      $  (0.02)    $   0.20
                                                 ========      ========     ========      ========      ========     ========

                                                  39 Weeks Ended September 29, 2007        39 Weeks Ended September 30, 2006
                                                 Reported        Adj's      Excl Adj's    Reported        Adj's     Excl Adj's
                                                 --------      --------     ----------    --------      --------    ----------
Segment profit (loss)
Europe                                           $   63.8      $    0.7a     $  64.5      $   58.8      $    1.5a    $   60.3
Asia Pacific                                         31.2           1.6a        32.8          19.8           3.0a        22.8
TW North America                                     14.5            --         14.5           5.7            --          5.7
Beauty North America                                 48.3           4.5a        52.8          41.7           8.4a        50.1
Beauty Other                                         (7.5)          3.3a        (4.2)        (11.9)          5.8a        (6.1)
                                                 --------      --------     --------      --------      --------     --------
                                                    150.3          10.1        160.4         114.1          18.7        132.8

Unallocated expenses                                (28.1)           --        (28.1)        (25.1)          0.1b       (25.0)
Other income                                         10.2         (10.2)c         --          11.0         (11.0)c         --
Re-eng and impairment charges                        (6.6)          6.6d          --          (4.8)          4.8d          --
Impairment of goodwill and intangible assets        (11.3)         11.3e          --            --            --           --
Interest expense, net                               (39.7)          9.6f       (30.1)        (34.4)           --        (34.4)
                                                 --------      --------     --------      --------      --------     --------
Income before taxes                                  74.8          27.4        102.2          60.8          12.6         73.4
Provision for income taxes                           12.8           7.0g        19.8           6.5           2.9g         9.4
                                                 --------      --------     --------      --------      --------     --------
Net income                                       $   62.0      $   20.4     $   82.4      $   54.3      $    9.7     $   64.0
                                                 ========      ========     ========      ========      ========     ========

Net income per common share (diluted)            $   0.99      $   0.33     $   1.32      $   0.89      $   0.16     $   1.05
                                                 ========      ========     ========      ========      ========     ========

(a)   Amortization of intangibles of acquired beauty units.

(b) Incentive compensation of $0.1 million in connection with the sale of land held for development near the Company's Orlando, Florida headquarters.

(c) Other income of $10.2 million year-to-date includes $5.6 million gain in the third quarter for sale of land held for development near the Company's Orlando, Florida headquarters (land sales), $2.1 million for sale of excess land in Australia in the second quarter and $2.5 million gain in the first quarter related to insurance recovery from 2006 fire at a former manufacturing facility in Tennessee. In 2006 other income of $11 million for the third quarter was $6.6 million gain on a land sale and a $4.4 million gain related to an insurance recovery from 2004 hurricane damage.

(d) Year-to-date includes $1.8 million related to the relocation of the Company's BeautiControl manufacturing facility, $3.0 million for impairment charges related to facilities in South Carolina, Japan and Philippines, of which $2.5 million was recorded in the third quarter, and $1.8 million related to severance costs incurred to reduce headcount in the Company's Australia, France, Japan, Mexico, Philippines and Switzerland operations, of which $0.5 million was recorded in the third quarter. In 2006, year-to-date re-engineering and impairment charges of $4.8 million included $4.5 million primarily related to severance costs incurred to reduce headcount in the Company's Canada, Belgium and Philippines manufacturing operations, of which $2.1 million was incurred in the third quarter. The remaining $0.3 million was an asset impairment charge in the Philippines manufacturing operation.

(e) In the third quarter of 2007, the Company completed the annual review of goodwill and intangible assets of its acquired beauty businesses. As a result of this review, the Nutrimetics' goodwill and tradename were deemed to be impaired, resulting in a non-cash impairment charge of $11.3 million.

(f) On September 28, 2007, the Company entered into a new credit agreement replacing the existing credit facility which resulted in a non-cash write off of deferred debt costs totaling $6.1 million. In connection with the termination of the previous credit facility, the Company also terminated certain interest rate swaps resulting in a termination payment of $3.5 million.

(g) Provision for income taxes represents the net tax impact of adjusted amounts.

                          TUPPERWARE BRANDS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                               Sept. 29,     Dec. 31,
(In millions)                                                     2007         2006
                                                               ---------     --------
 Assets

 Cash and cash equivalents                                      $   65.0     $  102.2
 Other current assets                                              576.5        484.4
                                                                --------     --------
   Total current assets                                            641.5        586.6
                                                                --------     --------

 Property, plant and equipment, net                                262.1        256.6

 Other assets                                                      893.8        868.9
                                                                --------     --------

   Total assets                                                 $1,797.4     $1,712.1
                                                                ========     ========

 Liabilities and Shareholders' Equity

 Short-term borrowings and current
   portion of long-term debt                                    $   33.7     $    0.9
 Accounts payable and other current liabilities                    402.6        358.4
                                                                --------     --------

   Total current liabilities                                       436.3        359.3
                                                                --------     --------

 Long-term debt                                                    620.0        680.5

 Other liabilities                                                 271.8        271.8

   Total shareholders' equity                                      469.3        400.5
                                                                --------     --------

   Total liabilities and shareholders' equity                   $1,797.4     $1,712.1
                                                                ========     ========

Total Debt to Capital Ratio 58%
Capital is defined as total debt plus shareholders' equity

                          TUPPERWARE BRANDS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                              39 weeks ended      39 weeks ended
                                                              September 29,        September 30,
(In millions)                                                      2007                 2006
                                                              --------------      --------------
OPERATING ACTIVITIES
       Net cash provided by operating activities                 $  50.2              $  57.4

INVESTING ACTIVITIES
    Capital expenditures                                           (31.2)               (35.9)
    Purchase of international beauty businesses                       --               (106.2)
    Proceeds from disposal of property, plant & equipment           15.7                 15.5
                                                                 -------              -------

       Net cash used in investing activities                       (15.5)              (126.6)
                                                                 -------              -------

FINANCING ACTIVITIES
    Dividend payments to shareholders                              (40.3)               (40.0)
    Payments to acquire treasury stock                             (32.0)                  --
    Net proceeds from issuance of term debt                        598.4                   --
    Repayment of long-term debt                                   (669.2)               (35.9)
    Net change in short-term debt                                   27.8                 15.4
    Other, net                                                      39.8                  4.7
                                                                 -------              -------

       Net cash used in financing activities                       (75.5)               (55.8)
                                                                 -------              -------

Effect of exchange rate changes on cash and
    cash equivalents                                                 3.6                 (1.1)
                                                                 -------              -------

Net change in cash and cash equivalents                            (37.2)              (126.1)

Cash and cash equivalents at beginning of year                     102.2                181.5
                                                                 -------              -------

Cash and cash equivalents at end of period                       $  65.0              $  55.4
                                                                 =======              =======

                          TUPPERWARE BRANDS CORPORATION
                            SUPPLEMENTAL INFORMATION
                     Third Quarter Ended September 29, 2007

Sales Force Statistics (a):
Segment                         AVG. ACTIVE     % CHG.      TOTAL         % CHG.
                                ----------------------    ----------------------

Europe                             89,904         (3)       424,293         21
Asia Pacific                       40,734         12        305,429         11
TW North America                   67,392         (2)       213,908        (10)
                                  -------                 ---------
  Tupperware                      198,030         --        943,630          9

Beauty North America              322,527         10        586,483         10
Beauty Other                      235,138          1        508,195         12
                                  -------                 ---------
  Beauty                          557,665          6      1,094,678         11

                                  -------                 ---------
  Total                           755,695          4      2,038,308         10
                                  =======                 =========

(a)   As collected by the Company and provided by distributors and sales force.